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                                                                    EXHIBIT 4.3

                          SECOND SUPPLEMENTAL INDENTURE

                  SECOND SUPPLEMENTAL INDENTURE, dated as of August 29, 2003, among Associated Materials Incorporated, a Delaware corporation (the "Company"), Alside, Inc., a Delaware corporation ("Alside"), Wilmington Trust Company, as trustee under the Indenture referred to below (the "Trustee"), and each of the other Guarantors listed on Schedule A attached hereto ("Guarantors").

                                  WITNESSETH:

                  WHEREAS, the Company, AMI Management Company and the Trustee heretofore executed and delivered an Indenture, dated as of April 23, 2002 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 9 3/4% Senior Subordinated Notes due 2012 (the "Securities") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

                  WHEREAS, Section 4.10 of the Indenture provides that each domestic Restricted Subsidiary of the Company that guarantees or incurs any Indebtedness under the Credit Agreement shall execute and deliver to the Trustee a Guaranty Agreement, pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in the Indenture;

                  WHEREAS, Section 9.01 of the Indenture provides that the Company may amend the Indenture without notice to or consent of any Securityholder to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

                  WHEREAS, each of the Guarantors is a domestic Restricted Subsidiary of the Company and has entered into agreements to guarantee the Indebtedness under the Credit Agreement as provided therein;

                  WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of the Company, Alside and the Guarantors; and

                  WHEREAS, all conditions precedent to supplement the Indenture have been met;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Alside, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

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                                    ARTICLE I

                                   Guaranties

                  Section 1.1. Subsidiary Guarantor. The definition of "Subsidiary Guarantor" set forth in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

                  "Subsidiary Guarantor" means Alside, Inc. and each domestic Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other domestic Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture."

                  Section 1.2. Subsidiary Guaranty. Each of the Guarantors hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  Section 1.3. Trustee's Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                  Miscellaneous

                  Section 2.1. Effect of Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Company, Alside, each of the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  Section 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  Section 2.3. Indenture and Second Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture. The Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

                  Section 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

                  Section 2.5. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental

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Indenture, the provision of the TIA shall control. If any provision of this
Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

                  Section 2.6. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 2.7. Benefits of Supplemental Indenture. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

                  Section 2.8. Successors. All agreements of the Company, Alside and the Guarantors in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

                  Section 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 2.10. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 2.11. Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 2.12. Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  Section 2.13. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company, Alside and the Guarantors.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first written above.

                        ASSOCIATED MATERIALS INCORPORATED

                        By: /s/ D. Keith LaVanway
                            --------------------------------------------------
                            Name: D. Keith LaVanway
                            Title: Vice President-Chief Financial Officer,
                                   Treasurer and Secretary

                        ALSIDE, INC.

                        By: /s/ D. Keith LaVanway
                            --------------------------------------------------
                            Name: D. Keith LaVanway
                            Title: Vice President, Treasurer and Secretary

                        GENTEK HOLDINGS, INC.

                        By: /s/ D. Keith LaVanway
                            --------------------------------------------------
                            Name: D. Keith LaVanway
                            Title: Vice President-Chief Financial Officer,
                                   Treasurer and Secretary

                        GENTEK BUILDING PRODUCTS, INC.

                        By: /s/ D. Keith LaVanway
                            --------------------------------------------------
                            Name: D. Keith LaVanway
                            Title: Vice President-Chief Financial Officer,
                                  Treasurer and Secretary

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                        WILMINGTON TRUST COMPANY,
                                   as Trustee

                        By: /s/ Michael G. Oller, Jr.
                            ------------------------------------------------
                            Name: Michael G. Oller, Jr.
                            Title: Senior Financial Services Officer

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                                                                      Schedule A

                                   Guarantors

Gentek Holdings, Inc.

Gentek Building Products, Inc.